EXHIBIT 10.2
FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
     This First Amendment (the “First Amendment”) to the Executive Employment Agreement (the “Agreement”), first entered into by and between Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), and Duane D. Deaner (“Executive”) on November 1, 2005, is made and entered into as of this 9th day of June, 2009, by the Company and Executive. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.
WITNESSETH:
     WHEREAS, H.F. Lenfest, a director and current shareholder of the Company (“Lenfest”), proposes to make certain credit facilities available to the Company;
     WHEREAS, as a condition to Lenfest providing such credit facilities to the Company, Lenfest requires that Executive amend the provisions of the Agreement applicable to a Change of Control (as defined in the Agreement) as more fully set forth herein;
     WHEREAS, the Company and Executive desire to amend the Agreement as set forth below; and
     WHEREAS, such amendments have been incorporated into this First Amendment.
     NOW, THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound thereby, the parties agree as follows:
     1. Consideration. As consideration for entering into this First Amendment, the Company shall pay Executive a one-time payment in the amount of $8,000 simultaneously with the execution in full of this First Amendment, which such amount shall be subject to all applicable withholdings in accordance with the Company’s customary payroll practices.
     2. Amendment. Section 4(e) of the Agreement is hereby amended so that the last sentence of Section 4(e) (which currently provides as follows: “Notwithstanding anything herein to the contrary, at the election of Executive, beginning one hundred eighty-one (181) days following a Change in Control and continuing through the first anniversary of such Change in Control, Executive may terminate his employment upon thirty (30) days written notice for any reason or no reason and such termination will be treated as having occurred for Good Reason.”) is deleted in its entirety and struck from the Agreement.
     3. Confirmation of Agreement. Except as amended hereby, all other terms of the Agreement shall remain in full force and effect.
     4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania as interpreted by the courts of the Commonwealth of Pennsylvania, notwithstanding any rules regarding choice of law to the contrary.
     5. Counterparts. This Amendment may be executed in any number of counterparts, each of which together shall be deemed to be an original as against any party whose signature appears thereon, and all of such shall together constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Executive Employment Agreement as of the day and year first written above.

EXECUTIVE:
/s/ Duane D. Deaner
Name:	Duane D. Deaner

THE COMPANY: ENVIRONMENTAL TECTONICS CORPORATION
By:	/s/ William F. Mitchell
William F. Mitchell
President